Exhibit 99.1

Castellum, Inc. Announces Initiation of “Buy” Rating by EF Hutton

BETHESDA, MD.— April 26, 2023 — Castellum, Inc. (NYSE-American: CTM), a cybersecurity and electronic warfare services company focused on the federal government, announces that EF Hutton has initiated research coverage of Castellum with a “Buy” rating.

“We are excited to have research coverage initiated by EF Hutton,” said Mark Fuller, President and CEO of Castellum. “EF Hutton assisted us with our uplisting last October and now has provided an independent review of our business in a format which investors may find useful. We hope to attract research coverage from other analysts as our business grows and investor awareness of Castellum increases. Our focus remains on continuing to grow our business aggressively via both organic growth and acquisition to exceed the forecasted numbers which EF Hutton included in their report. We have one pending non-binding letter of intent which we continue to work to complete and are also in discussions with several other companies about potential transactions. Organically, we have several meaningful growth opportunities which we are tracking and working to convert to revenue this year.”

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and in the Company’s 10-K and other SEC filings disclosed at www.sec.gov. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements. Specifically, the referenced non-binding letter of intent to acquire a company may not close as it is subject to the execution of definitive agreements.

Contact:

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646.893.5835 x1

Email: lisa@skylineccg.com; info@castellumus.com